Exhibit 99.1

FINAL CONFIDENTIAL PRESS RELEASE FOR ISSUANCE

MONDAY NOVEMBER 4, 2024 AT 5:30AM PT, 7:30 AM CT

Nektar Announces Definitive Agreement with Ampersand Capital Partners to Sell Its Commercial PEGylation Reagent Manufacturing Business in Alabama

Huntsville-based facility to be spun out as standalone Ampersand portfolio company.

Nektar to receive $90 million in total consideration for the business, comprised of $70 million in cash and $20 million equity ownership in new portfolio company.

Strategic divestiture allows Nektar to streamline its operations and continue its strategic focus on the development of core R&D programs in immunology.

SAN FRANCISCO -- Nov. 4, 2024 -- Nektar Therapeutics (Nasdaq: NKTR), a global biotechnology company focused on the discovery and development of novel therapies to treat autoimmune disorders, today announced that it has entered into a definitive agreement to sell its Huntsville, Alabama manufacturing facility and reagent supply business to Ampersand Capital Partners, a Boston-based private equity firm with a decades-long track record of investing in life sciences and healthcare companies, including contract manufacturing and pharma services businesses.

Ampersand has agreed to acquire Nektar’s commercial-scale manufacturing facility and PEGylation reagent supply business for a total consideration of $90 million, comprised of $70 million in cash proceeds and $20 million in a retained equity position for Nektar in a newly-created Ampersand portfolio company. Ampersand has also committed to invest additional growth equity capital into the new portfolio company. Following the closing of the transaction, Nektar will be entitled to appoint a representative to the board of the new Ampersand portfolio company.

The Huntsville site is a 124,000 square foot, commercial-scale specialized manufacturing facility with a strong history of supporting commercial supply chains for PEGylated therapeutics across global markets. The facility has several commercial-scale supply chain contracts with leading pharmaceutical companies. All of Nektar’s employees at the Huntsville facility will be offered employment at the new portfolio company, ensuring continuity in the high-quality manufacturing and PEGylation expertise that longstanding customers trust and rely on.

“This sale streamlines Nektar’s operations as we continue to focus on the future success and clinical advancement of rezpegaldesleukin and our other antibody-based immunology pipeline assets, including our TNFR2 antibody and bispecific programs,” said Howard W. Robin, President and CEO of Nektar Therapeutics. “We believe Ampersand is an optimal partner to lead the manufacturing activities at the Huntsville facility. Importantly, Ampersand’s commitment to investing in the plant’s business will help ensure that Nektar’s existing commercial customers of PEGylation reagents will continue to be well served and will also provide uninterrupted access to a reliable supply of PEGylation reagents for Nektar’s needs. The sale also further extends Nektar’s cash runway into the fourth quarter of 2026.”

Nektar and the new Ampersand portfolio company will be entering into manufacturing supply agreements to meet Nektar’s PEG reagent needs for rezpegaldesleukin and certain pipeline programs.

“We were immediately impressed with the world-class PEGylation reagent manufacturing capabilities at this facility,” said David Anderson, General Partner, Ampersand Capital Partners. “The Huntsville site and its employees have played an important role in the development of significant FDA-approved PEGylated therapeutic medicines. We look forward to investing in and growing the site as a stand-alone manufacturing business dedicated to serving existing and new customers.”

The sale is not subject to financing contingencies. The transaction will be subject to customary closing conditions and costs and is expected to close by December 2, 2024. Following the closing, Nektar will retain all rights to current and future royalty streams and milestones related to existing PEGylated product license agreements.

UBS Investment Bank acted as exclusive financial advisor and Sidley Austin LLP served as legal advisor to Nektar Therapeutics. Goodwin Procter LLP acted as legal advisor to Ampersand Capital Partners.

About Nektar Therapeutics

Nektar Therapeutics is a clinical-stage biotechnology company focused on developing treatments that address the underlying immunological dysfunction in autoimmune and chronic inflammatory diseases. Nektar’s lead product candidate, rezpegaldesleukin (REZPEG, or NKTR-358), is a novel, first-in-class regulatory T cell stimulator being evaluated in two Phase 2b clinical trials, one in atopic dermatitis and one in alopecia areata. Our pipeline also includes a preclinical candidate NKTR-0165, which is a bivalent tumor necrosis factor receptor type II agonist antibody. Nektar, together with various partners, is also evaluating NKTR-255, an investigational IL-15 receptor agonist designed to boost the immune system’s natural ability to fight cancer, in several ongoing clinical trials. Nektar is headquartered in San Francisco, California. For further information, visit www.nektar.com and follow us on LinkedIn.

About Ampersand Capital Partners

Ampersand Capital Partners, founded in 1988, is a middle-market private equity firm with $3 billion of assets under management, dedicated to growth-oriented investments in the healthcare sector. With offices in Boston, MA, and Amsterdam, Netherlands, Ampersand leverages a unique blend of private equity and operating experience to build value and drive long-term performance alongside its portfolio company management teams. Ampersand has helped build numerous market-leading companies across each of the firm’s core healthcare sectors. For additional information, visit ampersandcapital.com or follow us on LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements which can be identified by words such as: “will,” “expect,” “develop,” “extend,” “advance,” “anticipate,” “can,” and similar references to future periods. Examples of forward-looking statements include, among others, statements regarding the therapeutic potential of, future development plans for rezpegaldesleukin, NKTR-0165 and our other drug candidates and whether all closing conditions of the announced definitive agreement will be met. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward looking statements. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include, among others: (i) our statements regarding the therapeutic potential of rezpegaldesleukin, NKTR-0165 and our other drug candidates are based on preclinical and clinical findings and observations and are subject to change as research and development continue; (ii) rezpegaldesleukin, NKTR-0165 and our other drug candidates are investigational agents and continued research and development for these drug candidates is subject to substantial risks, including negative safety and efficacy findings in future clinical studies (notwithstanding positive findings in earlier preclinical and clinical studies); (iii) rezpegaldesleukin, NKTR-0165 and our other drug candidates are in preclinical and clinical development, and the risk of failure is high and can unexpectedly occur at any stage prior to regulatory approval; (iv) the timing of the commencement or end of clinical trials and the availability of clinical data may be delayed or unsuccessful due to regulatory delays, slower than anticipated patient enrollment, manufacturing challenges, changing standards of care, evolving regulatory requirements, clinical trial design, clinical outcomes, competitive factors, or delay or failure in ultimately obtaining regulatory approval in one or more important markets; (v) patents may not issue from our patent applications for our drug candidates, patents that have issued may not be enforceable, or additional intellectual property licenses from third parties may be required; and (vi) certain other important risks and uncertainties set forth in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2024. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

For Investors:

Vivian Wu

Nektar Therapeutics
628-895-0661

For Media:

Madelin Hawtin

LifeSci Communications
603-714-2638

mhawtin@lifescicomms.com

3